Exhibit 10

PREFERRED STOCK EXCHANGE AGREEMENT
This PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”) is entered into as of January ___, 2018 (the “Effective Date”), by and between Jason Industries, Inc., a Delaware corporation (the “Company”), and [_______] (the “Stockholder”). The Company and the Stockholder shall individually be referred to herein as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, as of the date hereof, the Stockholder is the owner of [_____] issued and outstanding shares of the Company’s 8.0% Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Preferred Shares”);
WHEREAS, the Company desires to issue to the Stockholder [______] shares of Common Stock (the “Exchange Shares”) in exchange for (a) the Preferred Shares and (b) in lieu of and as settlement for any and all accrued and unpaid dividends owing to the Stockholder in respect of the Preferred Shares (the “Exchange”), all pursuant to the terms and conditions set forth in this Agreement; and
WHEREAS, the Board of Directors of the Company has determined that the Exchange is advisable and in the best interests of the Company and its stockholders and have approved the Exchange contemplated hereby.
NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:
1.EXCHANGE
1.1    Delivery and Assignment of Preferred Shares. At the Closing (as defined below), the Stockholder shall transfer, deliver and assign to the Company, free and clear of all liens and encumbrances, the Preferred Shares in exchange for the Exchange Shares, at which time said Preferred Shares shall be canceled and retired and revert to authorized but unissued shares of preferred stock of the Company and Stockholder shall have no right, title or interest therein.

1.2    Issuance of Exchange Shares. Contemporaneously with the Stockholder’s delivery of the Preferred Shares to the Company pursuant to Section 1.1, the Company shall issue and deliver, or cause to be issued and delivered, the Exchange Shares to the Stockholder.

1.3    Closing. The closing of the Exchange (the “Closing”) shall take place by facsimile, electronic imagine or similar service, at 10:00 a.m. Central Time on January 22, 2018, or on such other date or at such other time or place as the Parties agree in writing.

1.4    Future Exchanges. If the Company enters into any agreement on or prior to June 30, 2018 pursuant to which it exchanges, or proposes to exchange, Preferred Shares held by a holder other than the Stockholder for shares of Common Stock at an exchange ratio of greater than 115-to-1, then, upon consummation of that exchange, the Company shall issue and deliver, or cause to be issued and delivered, to the Stockholder additional shares of Common Stock equal to the difference between such greater exchange ratio and 115 multiplied by the number of Preferred Shares owned by the Stockholder as of the date hereof (as set forth in the first Recital above).

2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Stockholder as of the date of this Agreement and as of the Closing that:
2.1    Authority. The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the Exchange have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement will be valid and binding on the Company and enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.2    Valid Issuance of Shares. All of the Exchange Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued pursuant to this Agreement upon receipt by the Company of the Preferred Shares in exchange therefor, will be validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. The Exchange Shares shall be issued in compliance with applicable federal and state securities laws.

2.3    No Brokers or Finders. No Person has or will have, as a result of any act or omission of the Company, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

3.REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing that:
3.1    Authority. The Stockholder has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the Exchange have been duly authorized by all necessary action on the part of the Stockholder, and no further approval or authorization is required on the part of the Stockholder. This Agreement will be valid and binding on the Stockholder and enforceable against the Stockholder in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2    Acknowledgement. The Stockholder acknowledges and agrees that the Exchange has not been registered under the Securities Act or under any state securities laws and represents that it (a) is acquiring the Exchange Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Exchange Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Exchange, and (d) is an accredited investor (as that term is defined by Rule 501 under the Securities Act).

3.3    Disclosure of Information. The Stockholder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Exchange with the Company’s management and has reviewed the Company SEC Documents.

3.4    No Brokers or Finders. No Person has or will have, as a result of any act or omission of the Stockholder, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

4.CONDITIONS TO CLOSING

4.1    Conditions to the Obligations of the Stockholder.

4.1(a)    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

4.1(b)    No Material Adverse Change. Since the date of the filing of the most recently-filed Company SEC Document, there has been no occurrence that has had or would have a Material Adverse Effect.

4.2    Conditions to the Obligations of the Company.

4.2(a)    Repesentations and Warranties. The representations and warranties of the Stockholder contained in Section 3 shall be true and correct in all respects as of the Closing.

4.2(b)    Preferred Shares. The Stockholder shall have delivered to the Company the share certificate(s) representing the Preferred Shares, endorsed to the satisfaction of the Company, or, if held in non-certificated form represented by book-entry, accompanied by a stock power endorsed to the satisfaction of the Company, in each case for transfer to and cancellation by the Company.

5.MISCELLANEOUS

5.1    Defined Terms.

“Company SEC Documents” means the reports and any other documents filed by the Company on or before the Closing with the Securities and Exchange Commission pursuant to the Securities Act and the Securities Exchange Act.
“Common Stock” means the common stock of the Company, par value $0.0001  per share.
“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company and its subsidiaries, taken as a whole.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any other business entity or association or any governmental authority.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
5.2    Termination. This Agreement may be terminated at any time prior to the actual Closing by mutual written agreement of the Company and the Stockholder. If this Agreement is terminated pursuant to this Section 5.2, this Agreement shall become void and have no effect, and there shall be no further liability or obligation on the part of the Company or the Stockholder in respect of this Agreement.

5.3    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Parties as follows:

If notice is given to the Company:
Jason Industries, Inc.
833 East Michigan Street
Suite 900
Milwaukee, Wisconsin 53202
Attention: Chad Paris, Vice President and Chief Financial Officer
Email:
Fax:

If notice is given to the Stockholder:
[________]
[________]
[________]
Attention:
Email:
Fax:

5.4    Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding by and between the Parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, agreements or understandings relating thereto.

5.5    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction.

5.6    Waiver Of Jury Trial. THE COMPANY AND THE STOCKHOLDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

5.7    Fees and Expenses. Each party shall pay all of its own costs, fees and expenses relating to the transactions contemplated under this Agreement.

5.8    Amendments and Waivers. Any term or provision hereof may be amended, terminated or waived, either retroactively or prospectively and either generally or in a particular instance, with the written consent of the Company and the Stockholder.

5.9    Counterparts. For the convenience of the Parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such will be deemed as sufficient as if actual signature pages had been delivered.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute and deliver this Preferred Stock Exchange Agreement as of the day and year first written above.

Jason Industries, Inc.	[STOCKHOLDER]

Chad Paris	Name:
Vice President and Chief Financial Officer	Title:

[Signature Page to Preferred Stock Exchange Agreement]